SMITH BARNEY INVESTMENT FUNDS, INC.

SMITH BARNEY GOVERNMENT SECURITIES FUND
SMITH BARNEY INVESTMENT GRADE BOND FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's
Supplement to the Prospectuses and the Statements of Additional Information dated December 1, 2005 filed on December 2, 2005.
(Accession No. 0001193125-05-235718)